Exhibit 99.3

SCHWAB UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 24, 2019, The Charles Schwab Corporation (“Schwab”) entered into a merger agreement with TD Ameritrade Holding Corporation (“TD Ameritrade”) and Americano Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Schwab. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into TD Ameritrade pursuant to the merger, with TD Ameritrade surviving as a wholly owned subsidiary of Schwab. The merger agreement was unanimously approved by the Schwab board of directors and the TD Ameritrade board of directors, acting upon the unanimous recommendation of its strategic development committee.

If the merger is completed, TD Ameritrade stockholders immediately prior to the effective time of the merger will receive, in exchange for each share of TD Ameritrade common stock owned immediately prior to the merger, 1.0837 shares of Schwab common stock. Fractional shares of Schwab common stock will not be issued to TD Ameritrade stockholders, who will receive cash in lieu of fractional shares following the closing of the merger. The cash payment for the fractional shares is not anticipated to be material.

The following unaudited Pro Forma Condensed Combined Balance Sheet (“Pro Forma Balance Sheet”) and unaudited Pro Forma Condensed Combined Statement of Income (“Pro Forma Statement of Income”, and together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements” or the “Statements”) are based on the separate historical consolidated financial statements of Schwab and TD Ameritrade after giving effect to the acquisition of TD Ameritrade by Schwab and the exchange of Schwab’s common stock for TD Ameritrade’s outstanding common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the Pro Forma Financial Statements. The Pro Forma Balance Sheet as of December 31, 2019 is presented as if the merger occurred on December 31, 2019. The Pro Forma Statement of Income for the year ended December 31, 2019 is presented as if the merger occurred on January 1, 2019. The historical financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the Pro Forma Statement of Income only, expected to have a continuing impact on the combined results of operations.

Due to the timing of the merger, the estimates of fair value are preliminary and are dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a definitive valuation. The unaudited pro forma adjustments, including the allocations of the Purchase Price, have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The determination of estimated fair values requires management to make significant estimates and assumptions, which are described in the accompanying notes to the Pro Forma Financial Statements, based on currently available information. Schwab believes that the information available provides a reasonable basis to estimate the fair values of assets acquired and liabilities assumed; however, these preliminary estimates may be adjusted upon the availability of new information regarding facts and circumstances as they exist at the date of the merger. Therefore, there can be no assurance that such changes will not be material. A final determination of the Purchase Price and fair values of TD Ameritrade’s assets and liabilities will be based on the actual tangible and intangible assets and liabilities of TD Ameritrade that exist as of the date of the merger.

The Statements are provided for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations that might have been achieved had the merger been completed as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the merger. The Pro Forma Financial Statements also do not reflect potential revenue enhancements (or the necessary costs to achieve such benefits), cost savings, or operating synergies that Schwab expects to realize after the merger. In addition, the Pro Forma Statement of Income does not reflect restructuring or exit costs, which may be incurred by Schwab in connection with the merger.

The preparation of the Pro Forma Financial Statements and related adjustments required management to make certain assumptions and estimates. The Statements should be read together with:

•	The accompanying notes to the Pro Forma Financial Statements;

•

Schwab’s audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019, included in Schwab’s Form 10-K filed with the United States Securities & Exchange Commission (SEC) on February 26, 2020;

•

TD Ameritrade’s unaudited historical consolidated financial statements and accompanying notes as of and for the quarter ended December 31, 2019 included in TD Ameritrade’s Form 10-Q filed with the SEC on January 31, 2020 (which are included as Exhibit 99.2 to this Current Report on Form 8-K); and

•

TD Ameritrade’s audited historical consolidated financial statements and accompanying notes as of and for the year ended September 30, 2019, included in TD Ameritrade’s Form 10-K filed with the SEC on November 15, 2019 (which are included as Exhibit 99.1 to this Current Report on Form 8-K), as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended September 30, 2019, filed on January 27, 2020.

THE CHARLES SCHWAB CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2019

(In Millions)	Schwab Historical — After Reclassification (Note 3)	TD Ameritrade Historical — After Reclassification (Note 3)	Pro Forma Adjustments	Ref. (Note 5)	Schwab and TD Ameritrade Combined
Assets
Cash and cash equivalents	$29,345	$2,551	$—		$31,896
Cash and investments segregated and on deposit for regulatory purposes	20,483	8,536	—		29,019
Receivables from brokerage clients — net	21,767	21,187	—		42,954
Available for sale securities	61,422	1,636	—		63,058
Held to maturity securities	134,706	—	—		134,706
Bank loans — net	18,212	—	—		18,212
Equipment, office facilities, and property — net	2,128	895	(93)	(5a)	2,930
Acquired intangible assets — net	128	1,174	9,916	(5b)	11,218
Goodwill	1,227	4,227	6,511	(5c)	11,965
Other assets	4,587	3,275	43	(5d)	7,905

Total assets	$294,005	$43,481	$16,377		$353,863

Liabilities and Stockholders’ Equity
Bank deposits	$220,094	$—	$—		$220,094
Payables to brokerage clients	39,220	27,351	—		66,571
Accrued expenses and other liabilities	5,516	3,828	2,514	(5e)/(5f)	11,858
Long-term debt	7,430	3,555	113	(5g)	11,098

Total liabilities	272,260	34,734	2,627		309,621

Stockholders’ equity:
Preferred stock	2,793	—	—		2,793
Common stock	15	7	(2)	(5h)	20
Common stock — nonvoting	—	—	1	(5i)	1
Additional paid-in capital	4,656	3,459	19,054	(5j)	27,169
Retained earnings	19,960	8,790	(8,812)	(5k)	19,938
Treasury stock, at cost	(5,767)	(3,527)	3,527	(5l)	(5,767)
Accumulated other comprehensive income (loss)	88	18	(18)	(5m)	88

Total stockholders’ equity	21,745	8,747	13,750		44,242

Total liabilities and stockholders’ equity	$294,005	$43,481	$16,377		$353,863

See accompanying Notes to Unaudited Pro Forma Financial Statements.

THE CHARLES SCHWAB CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

(In Millions, Except Per Share Amounts)	Schwab Historical — After Reclassification (Note 3)	TD Ameritrade Historical — After Reclassification (Note 3)	Pro Forma Adjustments	Ref. (Note 6) (Note 7)	Schwab and TD Ameritrade Combined
Net Revenues
Interest revenue	$7,580	$1,550	$(5)	(6a)	$9,125
Interest expense	(1,064)	(178)	25	(6b)/(6c)	(1,217)

Net interest revenue	6,516	1,372	20		7,908
Asset management and administration fees	3,211	588	—		3,799
Trading revenue	752	1,770	—		2,522
Bank deposit account fees	—	1,743	106	(6d)	1,849
Other	242	234	—		476

Total net revenues	10,721	5,707	126		16,554

Expenses Excluding Interest
Compensation and benefits	3,320	1,336	(9)	(6e)	4,647
Professional services	702	317	(37)	(6f)	982
Occupancy and equipment	559	264	(3)	(6g)	820
Advertising and market development	307	320	—		627
Communications	253	151	—		404
Depreciation and amortization	322	155	(89)	(6h)	388
Amortization of acquired intangible assets	27	124	577	(6i)	728
Regulatory fees and assessments	122	47	—		169
Other	261	351	—		612

Total expenses excluding interest	5,873	3,065	439		9,377

Income before taxes on income	4,848	2,642	(313)		7,177
Taxes on income	1,144	659	(77)	(6j)	1,726

Net Income	3,704	1,983	(236)		5,451

Preferred stock dividends and other	178	—	—		178

Net Income Available to Common Stockholders	$3,526	$1,983	$(236)		$5,273

Weighted-Average Common Shares Outstanding:
Basic	1,311	550		(7)	1,897
Diluted	1,320	552		(7)	1,908

Earnings Per Common Share Outstanding (1):
Basic	$2.69	$3.61		(7)	$2.78
Diluted	$2.67	$3.59		(7)	$2.76

(1)

As the participation rights, including dividend and liquidation rights, are identical between the voting common stock and nonvoting common stock classes, basic and diluted earnings per share are the same for each class.

See accompanying Notes to Unaudited Pro Forma Financial Statements.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The Pro Forma Financial Statements were prepared in accordance with Article 11 of SEC Regulation S-X. Schwab’s fiscal year end is December 31 and TD Ameritrade’s fiscal year end is September 30. The Pro Forma Balance Sheet as of December 31, 2019 combines Schwab’s historical audited consolidated balance sheet as of December 31, 2019 and TD Ameritrade’s historical unaudited condensed consolidated balance sheet as of December 31, 2019, giving effect to the merger as if it was completed on December 31, 2019.

The Pro Forma Statement of Income combines the Schwab historical audited consolidated statement of income for the year ended December 31, 2019 and the TD Ameritrade historical consolidated statement of income for the trailing twelve months ended December 31, 2019. For the purpose of preparing the Pro Forma Statement of Income for the year ended December 31, 2019, the “TD Ameritrade Historical — After Reclassification” column, which represents the trailing twelve month period ended December 31, 2019, was derived by subtracting TD Ameritrade’s historical unaudited condensed consolidated statement of income for the three months ended December 31, 2018 from its historical audited consolidated statement of income for the year ended September 30, 2019, and by adding TD Ameritrade’s historical unaudited condensed consolidated statement of income for the three months ended December 31, 2019.

Certain financial information of TD Ameritrade, as presented in its historical consolidated financial statements, has been reclassified to conform to the historical presentation in Schwab’s consolidated financial statements for the purpose of preparing the Pro Forma Financial Statements. Certain financial information of Schwab, as presented in its historical consolidated financial statements, has been reclassified for the purpose of preparing the Pro Forma Financial Statements to reflect planned changes in Schwab’s presentation subsequent to the merger. Refer to Note 3 of the Statements for explanations of these reclassifications.

The merger will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations (“ASC 805”), with Schwab as the acquirer for accounting purposes. Under ASC 805, the total Purchase Price was calculated as described in Note 4 of the Statements. The assets acquired and liabilities assumed from TD Ameritrade have been measured at their estimated fair values on the assumed acquisition date, except for certain exceptions to the recognition principle of acquisition accounting, such as leases, share-based payments, and income taxes. The excess of the Purchase Price over the assets acquired and liabilities assumed is allocated to goodwill. Subsequent to the completion of the merger, Schwab and TD Ameritrade will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company.

The income tax effects of pro forma adjustments are calculated based on a blended U.S. federal and state statutory tax rate of 24.32%.

Upon consummation of the merger and the completion of a valuation, the Purchase Price as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but not later than one year from the merger date.

2. Accounting Policies

As part of preparing the Pro Forma Financial Statements, Schwab conducted a preliminary review of the accounting policies of TD Ameritrade, but did not note any material differences in accounting policies that would require pro forma adjustments to conform to Schwab’s accounting policies. Further, Schwab considered the difference in TD Ameritrade’s fiscal year end and its impact on the adoption of new accounting standards and noted no material impacts.

Upon consummation of the merger, a more comprehensive review of the accounting policies of TD Ameritrade will be performed, which may identify other differences among the accounting policies of Schwab and TD Ameritrade that, when conformed, could have a material impact on the Pro Forma Financial Statements.

The accounting policies used in the preparation of the Statements are those set out in Schwab’s audited consolidated financial statements as of and for the year ended December 31, 2019.

3. Reclassification Adjustments

Schwab Reclassification Adjustments

Schwab financial information in the “Schwab Historical — After Reclassification” columns of the Pro Forma Balance Sheet and Pro Forma Statement of Income represents Schwab’s historical reported balances reclassified to conform to the presentation of the combined entity. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in Schwab’s historical financial statements.

Reclassifications of the Balance Sheet — Assets as of December 31, 2019

(In Millions)	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Assets
Cash and cash equivalents	$29,345	$—		$29,345
Cash and investments segregated and on deposit for regulatory purposes	20,483	—		20,483
Receivables from brokerage clients — net	21,767	—		21,767
Available for sale securities	61,422	—		61,422
Held to maturity securities	134,706	—		134,706
Bank loans — net	18,212	—		18,212
Equipment, office facilities, and property — net	2,128	—		2,128
Acquired intangible assets — net	—	128	(3a)	128
Goodwill	1,227	—		1,227
Other assets	4,715	(128)	(3a)	4,587

Total assets	$294,005	$—		$294,005

3a)

Historically, acquired intangible assets were included in Other assets due to their insignificant size. As a result of the contemplated acquisition of TD Ameritrade, Schwab anticipates that the acquired intangible assets of the combined entity will be a meaningful balance warranting separate presentation on the balance sheet.

Reclassifications of the Statement of Income — Net Revenues and Expenses Excluding Interest for the Year Ended December 31, 2019

(In Millions)	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Net Revenues
Interest revenue	$7,580	$—		$7,580
Interest expense	(1,064)	—		(1,064)

Net interest revenue	6,516	—		6,516
Asset management and administration fees	3,211	—		3,211
Trading revenue	617	135	(3b)	752
Other	377	(135)	(3b)	242

Total net revenues	$10,721	$—		$10,721

Expenses Excluding Interest
Compensation and benefits	$3,320	$—		$3,320
Professional services	702	—		702
Occupancy and equipment	559	—		559
Advertising and market development	307	—		307
Communications	253	—		253
Depreciation and amortization	349	(27)	(3c)	322
Amortization of acquired intangible assets	—	27	(3c)	27
Regulatory fees and assessments	122	—		122
Other	261	—		261

Total expenses excluding interest	$5,873	$—		$5,873

3b)

Reclassification of order flow revenue from Other to Trading revenue to conform with TD Ameritrade’s historical presentation of order flow revenue with commissions. TD Ameritrade’s commissions and order flow revenue were reclassified from Commissions and transaction fees to Trading revenue as noted in reference (3l).

3c)

Historically, amortization of acquired intangible assets was included in Depreciation and amortization due to its insignificant size. As a result of the contemplated acquisition of TD Ameritrade, Schwab anticipates that amortization of acquired intangible assets for the combined entity will be a meaningful balance warranting separate presentation in the statement of income. This reclassification also conforms to TD Ameritrade’s historical presentation.

TD Ameritrade Reclassification Adjustments

TD Ameritrade financial information in the “TD Ameritrade Historical — After Reclassification” columns of the Pro Forma Balance Sheet and Pro Forma Statement of Income represents the historical reported balances of TD Ameritrade reclassified to conform to the presentation in Schwab’s financial statements. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in the historical financial statements of TD Ameritrade.

Reclassifications of the Balance Sheet as of December 31, 2019

(In Millions)	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Assets
Cash and cash equivalents	$2,551	$—		$2,551
Cash and investments segregated and on deposit for regulatory purposes	8,536	—		8,536
Receivable from brokers, dealers, and clearing organizations	1,728	(1,728)	(3d)	—
Receivable from clients, net	21,187	(21,187)	(3e)	—
Receivables from brokerage clients — net	—	21,187	(3e)	21,187
Receivable from affiliates	121	(121)	(3d)	—
Other receivables, net	277	(277)	(3d)	—
Securities owned, at fair value	520	(520)	(3d)	—
Investments available-for-sale, at fair value	1,636	(1,636)	(3f)	—
Available for sale securities	—	1,636	(3f)	1,636
Property and equipment at cost, net	895	(895)	(3g)	—
Equipment, office facilities, and property — net	—	895	(3g)	895
Goodwill	4,227	—		4,227
Acquired intangible assets, net	1,174	(1,174)	(3h)	—
Acquired intangible assets — net	—	1,174	(3h)	1,174
Other assets	629	2,646	(3d)	3,275

Total assets	$43,481	$—		$43,481

Liabilities and Stockholders’ Equity
Payable to brokers, dealers, and clearing organizations	$2,482	$(2,482)	(3i)	$—
Payable to clients	27,351	(27,351)	(3j)	—
Payables to brokerage clients	—	27,351	(3j)	27,351
Accounts payable and other liabilities	1,087	(1,087)	(3i)	—
Accrued expenses and other liabilities	—	3,828	(3i)	3,828
Payable to affiliates	3	(3)	(3i)	—
Long-term debt	3,555	—		3,555
Deferred income taxes	256	(256)	(3i)	—

Total liabilities	34,734	—		34,734

Stockholders’ equity:
Preferred stock	—	—		—
Common stock	7	—		7
Additional paid-in capital	3,459	—		3,459
Retained earnings	8,790	—		8,790
Treasury stock, common, at cost	(3,527)	3,527	(3k)	—
Treasury stock, at cost	—	(3,527)	(3k)	(3,527)
Accumulated other comprehensive income	18	—		18

Total stockholders’ equity	8,747	—		8,747

Total liabilities and stockholders’ equity	$43,481	$—		$43,481

3d)

Reclassifications of Receivable from brokers, dealers and clearing organizations, Receivable from affiliates, Other receivables, net, and Securities owned, at fair value to Other assets to conform with Schwab’s financial statement line item presentation.

3e)	Reclassification of Receivable from clients, net to Receivables from brokerage clients — net to conform with Schwab’s financial statement line item presentation.
3f)	Reclassification of Investments available-for-sale, at fair value to Available for sale securities to conform with Schwab’s financial statement line item presentation.
3g)	Reclassification of Property and equipment at cost, net to Equipment, office facilities, and property — net to conform with Schwab’s financial statement line item presentation.
3h)	Reclassification of Acquired intangible assets, net to Acquired intangible assets — net to conform with Schwab’s financial statement line item presentation.
3i)

Reclassifications of Payable to brokers, dealers and clearing organizations, Accounts payable and other liabilities, Payable to affiliates, and Deferred income taxes to Accrued expenses and other liabilities to conform with Schwab’s financial statement line item presentation.

3j)	Reclassification of Payable to clients to Payables to brokerage clients to conform with Schwab’s financial statement line item presentation.
3k)	Reclassification of Treasury stock, common, at cost to Treasury stock, at cost to conform with Schwab’s financial statement line item presentation.

Reclassifications of the Statement of Income for the Year Ended December 31, 2019

(In Millions)	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Revenues
Transaction-based revenues:
Commissions and transaction fees	$1,770	$(1,770)	(3l)	$—
Trading revenue	—	1,770	(3l)	1,770
Asset-based revenues:
Bank deposit account fees	1,743	—		1,743
Interest revenue	—	1,550	(3m)	1,550
Interest expense	—	(178)	(3m)/(3n)	(178)

Net interest revenue	—	1,372		1,372
Net interest revenue	1,516	(1,516)	(3m)	—
Investment product fees	588	(588)	(3o)	—
Asset management and administration fees	—	588	(3o)	588

Total asset-based revenues	3,847	(144)		3,703
Other revenues	174	(174)	(3p)	—
Other	—	234	(3p)	234

Net revenues	5,791	(84)		5,707

Operating Expenses
Employee compensation and benefits	1,336	(1,336)	(3q)	—
Compensation and benefits	—	1,336	(3q)	1,336
Clearing and execution costs	210	(210)	(3r)	—
Communications	151	—		151
Occupancy and equipment costs	264	(264)	(3s)	—
Occupancy and equipment	—	264	(3s)	264
Depreciation and amortization	155	—		155
Amortization of acquired intangible assets	124	—		124
Professional services	317	—		317
Advertising	320	(320)	(3t)	—
Advertising and market development	—	320	(3t)	320
Regulatory fees and assessments	—	47	(3r)/(3u)	47
Other	188	163	(3r)/(3u)	351

Total operating expenses	3,065	—		3,065

Operating income	2,726	(84)		2,642
Other expense (income):
Interest on borrowings	144	(144)	(3n)	—
Gain on business-related divestiture	(60)	60	(3p)	—

Total other expense (income)	84	(84)		—

Pre-tax income	2,642	—		2,642
Provision for income taxes	659	(659)	(3v)	—
Taxes on income	—	659	(3v)	659

Net Income	$1,983	$—		$1,983

3l)	Reclassification of Commissions and transaction fees to Trading revenue to conform with Schwab’s financial statement line item presentation.
3m)	Reclassification of Net interest revenue to Interest revenue and Interest expense, on a gross basis, to conform with Schwab’s financial statement line item presentation.

3n)	Reclassification of Interest on borrowings to Interest expense to conform with Schwab’s financial statement line item presentation.
3o)	Reclassification of Investment product fees to Asset management and administration fees to conform with Schwab’s financial statement line item presentation.
3p)	Reclassifications of Other revenues and Gain on business-related divestiture to Other to conform with Schwab’s financial statement line item presentation.
3q)	Reclassification of Employee compensation and benefits to Compensation and benefits to conform with Schwab’s financial statement line item presentation.
3r)	Reclassification of Clearing and execution costs to Regulatory fees and assessments and Other to conform with Schwab’s financial statement line item presentation.
3s)	Reclassification of Occupancy and equipment costs to Occupancy and equipment to conform with Schwab’s financial statement line item presentation.
3t)	Reclassification of Advertising to Advertising and market development to conform with Schwab’s financial statement line item presentation.
3u)	Reclassification of Other to Regulatory fees and assessments to conform with Schwab’s financial statement line item presentation.
3v)	Reclassification of Provision for income taxes to Taxes on income to conform with Schwab’s financial statement line item presentation.

4. Calculation of Estimated Purchase Price and Preliminary Purchase Price Allocation

The calculation of the Purchase Price and allocation to assets acquired and liabilities assumed is preliminary because the merger has not yet been completed. The preliminary allocation to assets and liabilities is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive calculation. Accordingly, the Purchase Price allocation reflected in the unaudited pro forma adjustments will remain preliminary until Schwab management determines the final Purchase Price and the fair values of assets acquired and liabilities assumed. The final determination of the Purchase Price and related allocation is anticipated to be completed as soon as practicable after the completion of the merger and will be based on the value of Schwab’s stock price at the closing of the merger.

The fair value of the Purchase Price to be transferred upon completion of the merger will include the fair value of Schwab’s common stock to be issued to TD Ameritrade stockholders pursuant to the merger agreement and the fair value of the replaced TD Ameritrade equity awards attributable to pre-combination services. The preliminary Purchase Price is calculated as follows:

Purchase Price Calculation

(In Millions, Except Share and Per Share Amounts)
TD Ameritrade common shares outstanding that will receive Schwab shares per the merger agreement	540,640,915
Settlement of fully vested TD Ameritrade restricted stock units due to change-in-control provisions	320,999

Total TD Ameritrade common stock outstanding	540,961,914

Exchange ratio per the merger agreement	1.0837

Total common stock to be issued by Schwab	586,240,426

Total voting common stock to be issued by Schwab	517,829,531
Total nonvoting common stock to be issued by Schwab	68,410,895
Stock price as of March 3, 2020	38.30

Preliminary fair value of consideration for TD Ameritrade outstanding common stock	$22,453

Fair value of the replaced TD Ameritrade equity awards attributable to pre-combination services	66

Total estimated Purchase Price (1)	$22,519

(1)

As the amount of the fractional shares is not expected to be material, Schwab assumes the Purchase Price is fully settled in Schwab shares for the purpose of preparing the Pro Forma Financial Statements.

Purchase Price Sensitivity

The final Purchase Price could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in the price of Schwab’s common stock prior to the closing date of the merger. A sensitivity analysis related to the fluctuation in the price of Schwab’s common stock was performed to assess the impact a hypothetical change of 10% on the trading price of Schwab common stock on the NYSE on March 3, 2020 would have on the estimated Purchase Price and goodwill as of the closing date of the merger.

Change in Price per Share of Schwab Common Stock	Price per Share of Schwab Common Stock	Estimated Purchase Price	Estimated Goodwill
	(In Millions, Except Per Share Amounts)
Increase of 10%	$42.13	$24,770	$12,989
Decrease of 10%	$34.47	$20,267	$8,486

Preliminary fair value estimate of assets acquired and liabilities assumed

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of TD Ameritrade are recorded at the merger date fair values, except for certain balances related to leases, share-based payments, and income taxes for which an exception from fair value accounting applies. Schwab has prepared preliminary estimates of the fair value of identified intangible assets, tangible assets and certain financial assets and financial liabilities as described in Note 5. Assumed long-term debt, which consists of publicly traded senior notes, is measured at its estimated fair value. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the merger. The allocation is dependent upon certain valuation and other studies that have not yet been finalized. Accordingly, the pro forma Purchase Price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed, and such differences could be material.

The following table sets forth a preliminary allocation of the Purchase Price to the identifiable tangible and intangible assets acquired and liabilities assumed of TD Ameritrade using TD Ameritrade’s unaudited condensed consolidated balance sheet (after reclassification) as of December 31, 2019, with the excess recorded to goodwill:

Based on TD Ameritrade Historical (after reclassification) (In Millions)	As of December 31, 2019
Fair value of assets acquired:
Cash and cash equivalents	$2,551
Cash and investments segregated and on deposit for regulatory purposes	8,536
Receivables from brokerage clients — net	21,187
Available for sale securities	1,636
Acquired intangible assets — net	11,090
Equipment, office facilities, and property — net	802
Other assets	3,314

Amount attributable to assets acquired	$49,116

Fair value of liabilities assumed:
Payables to brokerage clients	$27,351
Accrued expenses and other liabilities	6,316
Long-term debt	3,668

Amount attributable to liabilities assumed	$37,335

Fair value of net assets acquired	$11,781
Goodwill as of December 31, 2019	10,738

Total Estimated Purchase Price	$22,519

Goodwill represents the excess of the preliminary Purchase Price over the preliminary fair value of the underlying tangible and intangible assets acquired and liabilities assumed. Among the factors that contributed to a Purchase Price in excess of the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed are the skill sets, operations, and synergies that can be leveraged to enable the combined company to build a stronger enterprise. In accordance with ASC Topic 350, Intangibles – Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur a charge to earnings for the amount of the impairment during the period in which the determination is made. Goodwill recorded in the merger is not expected to be deductible for tax purposes.

The pro forma historical net assets adjustments as shown above are further described below in Notes 5 and 6.

Equipment, office facilities, and property — net and Acquired intangible assets — net

The estimated fair values of personal property, real property, and construction in progress were determined using a sales comparison and cost approach, including consideration of functional and economic obsolescence. Schwab estimated the weighted-average useful lives of the assets based on the current condition and expected future use of the assets.

The preliminary fair values of customer relationships, existing technology, and trade names were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The fair value of the customer relationships was estimated using a multi-period excess earnings approach and the fair value of existing technology and trade names was estimated using a relief from royalty approach.

The following table summarizes the major classes of tangible and intangible assets and their respective weighted-average estimated useful lives:

(In Millions)	Estimated Fair Value	Weighted-Average Estimated Useful Life (Years)
Equipment, office facilities, and property
Personal property	$337	6
Real property	405	40
Construction in progress	60	N/A

Total	$802

Intangible assets
Customer relationships	$10,900	18
Existing technology	150	2
Trade names	40	2

Total	$11,090

5. Pro Forma Balance Sheet Adjustments

The following unaudited pro forma adjustments result from accounting for the merger, including the determination of the fair value of the assets, liabilities, and commitments which Schwab, as the acquirer for accounting purposes, will acquire and assume from TD Ameritrade.

Adjustments included in the “Pro Forma Adjustments” column in the accompanying Pro Forma Balance Sheet as of December 31, 2019 are as follows:

Ref.	Acquisition Adjustments (In Millions)	Increase (decrease) as of December 31, 2019
Assets
(5a)	Adjustments to Equipment, office facilities, and property — net:
	To eliminate TD Ameritrade’s historical property and equipment (1)	$(895)
	To record the fair value of TD Ameritrade’s real property, personal property and construction in progress	802

		(93)

(5b)	Adjustments to Acquired intangible assets — net:
	To eliminate TD Ameritrade’s historical intangible assets	(1,174)
	To record the fair value of customer relationships, existing technology and trade names acquired	11,090

		9,916

(5c)	Adjustments to Goodwill:
	To eliminate TD Ameritrade’s historical goodwill	(4,227)
	To record goodwill associated with the merger	10,738

		6,511

(5d)	Adjustments to Other assets:
	To eliminate TD Ameritrade’s historical right-of-use lease assets	(342)
	To eliminate TD Ameritrade’s historical capitalized contract costs that are now included in the fair value of the customer relationships intangible asset	(25)
	To record the amount of TD Ameritrade’s right-of-use lease assets equal to the amount of the assumed operating lease liabilities in Note (5e), adjusted for off-market terms	396
	To record income tax receivables associated with the deductible portion of transaction costs to be incurred in the merger	14

		43

	Total adjustments to assets	$16,377

Liabilities
(5e)	Adjustments to Accrued expenses and other liabilities:
	To record estimated transaction costs to be paid by Schwab	$26
	To record estimated transaction costs to be paid by TD Ameritrade	90
	To eliminate TD Ameritrade’s historical operating lease liabilities	(375)
	To record TD Ameritrade’s operating lease liabilities to the present value of the remaining lease payments using Schwab’s incremental borrowing rate	410

		151

(5f)	Adjustments to deferred tax liabilities included in Accrued expenses and other liabilities:
	To record tax liabilities associated with the fair value adjustment of TD Ameritrade’s intangible assets	2,371
	To record tax liabilities associated with the fair value adjustment of TD Ameritrade’s property and equipment	13
	To record tax assets associated with the fair value adjustment of TD Ameritrade’s long-term debt	(27)
	To record tax liabilities associated with the adjustment of TD Ameritrade’s right-of-use lease assets	14
	To record tax assets associated with the adjustment of TD Ameritrade’s operating lease liabilities	(8)

		2,363

(5g)	Adjustments to Long-term debt:
	To eliminate TD Ameritrade’s historical long-term debt	(3,555)
	To record the fair value of TD Ameritrade’s long-term debt	3,668

		113

	Total adjustments to liabilities	$2,627

Stockholders’ equity
(5h)	Adjustments to Common stock:
	To eliminate the par value of TD Ameritrade’s Common stock	$(7)
	To record the par value of Schwab common stock issued in the merger	5

		(2)

(5i)	Adjustment to Common stock — nonvoting:
	To record the par value of Schwab nonvoting common stock issued in the merger	1

(5j)	Adjustments to Additional paid-in capital:
	To eliminate TD Ameritrade’s historical Additional paid-in capital	(3,459)
	To record additional paid-in capital related to common stock issued in the merger	22,513

		19,054

(5k)	Adjustments to Retained earnings:
	To eliminate TD Ameritrade’s historical retained earnings	(8,790)
	To record estimated transaction costs to be paid by Schwab, net of tax	(22)

		(8,812)

(5l)	Adjustment to Treasury stock, at cost:
	To eliminate TD Ameritrade’s historical Treasury stock	3,527

(5m)	Adjustment to Accumulated other comprehensive income:
	To eliminate TD Ameritrade’s historical Accumulated other comprehensive income	(18)

	Total adjustments to stockholders’ equity	13,750

	Total adjustments to liabilities and stockholders’ equity	$16,377

(1)	TD Ameritrade’s historical property and equipment included $148 million of internal systems which were incorporated into the fair value of the existing technology intangible asset.

The total costs and expenses relating to the merger are estimated to be $153 million, pre-tax, of which $37 million are included in the historical financial information for Schwab and TD Ameritrade for the year ended December 31, 2019 and an additional $116 million are expected to be incurred at close. Our estimate includes costs and expenses related to various professional fees and other costs associated with the merger such as advisory, legal, accounting, tax, and printing fees. The estimate involves a degree of judgment which Schwab management believes to be reasonable as of the date of this Current Report on Form 8-K. There can be no assurance that these estimates will not change, even materially, as the transaction progresses to the closing date of the merger. These transaction related costs are one-time in nature and are not expected to have a continuing impact on Schwab’s ongoing results of operations. Thus, while they are accrued on the Pro Forma Balance Sheet, they are not reflected in the Pro Forma Statement of Income.

6. Pro Forma Statement of Income Adjustments

Adjustments included in the “Pro Forma Adjustments” column in the accompanying Pro Forma Statement of Income are as follows:

Ref.	Acquisition Adjustments (In Millions)	Increase (decrease) as of December 31, 2019
Net revenues
(6a)	To adjust Interest revenue for amortization of the premium resulting from the new amortized cost basis of TD Ameritrade’s investments available-for-sale	$(5)
(6b)	To amortize the fair value adjustments of long-term debt	21
(6c)	To eliminate the realized loss amortized to net income for prior cash flow hedging instruments	4
(6d)	To reflect the increase in Bank deposit account fees related to the insured deposit account agreement (1)	106

	Total adjustments to net revenues	$126

Expenses excluding interest
(6e)	To eliminate TD Ameritrade’s historical amortization of capitalized contract costs	$(9)
(6f)	To reverse transaction costs incurred by Schwab in connection with the merger	(12)
	To reverse transaction costs incurred by TD Ameritrade in connection with the merger	(25)

		(37)

(6g)	To adjust Occupancy and equipment for the impact of the right-of-use lease assets and operating lease liabilities recognized in Notes (5d) and (5e)	(3)

(6h)	To adjust Depreciation and amortization:
	To eliminate TD Ameritrade’s historical depreciation and amortization	(155)
	To record depreciation of TD Ameritrade’s real property	10
	To record depreciation of TD Ameritrade’s personal property	56

		(89)

(6i)	To adjust Amortization of acquired intangible assets:
	To eliminate TD Ameritrade’s historical amortization of acquired intangible assets	(124)
	To record amortization of TD Ameritrade’s intangible assets	701

		577

	Total adjustments to expenses excluding interest	439

(6j)	To reflect the income tax impact of the unaudited pro forma adjustments using the blended U.S. federal and state statutory tax rate	(77)

	Total adjustments to net income	$(236)

(1)

Schwab and the depository institutions executed the insured deposit account agreement in connection with the merger agreement. The insured deposit account agreement replaces the existing insured deposit account agreement between the depository institutions and TD Ameritrade upon the close of the merger. As the revenue impact of the insured deposit account agreement is a factually supportable item directly attributable to the merger that is expected to have a continuing impact on the combined results of operations, it has been incorporated as a pro forma adjustment.

7. Earnings Per Share

The preliminary pro forma basic earnings per common share is computed by dividing combined pro forma net income attributable to Schwab common stock by pro forma weighted-average common shares outstanding. The pro forma weighted-average common shares outstanding is based on Schwab’s historical weighted-average common shares adjusted for the issuance of 586 million shares of common stock to the TD Ameritrade stockholders (refer to Note 4), assuming the merger occurred on January 1, 2019. Of the 586 million shares of common stock, 518 million shares were voting common stock and 68 million shares were nonvoting common stock. The preliminary pro forma diluted earnings per share calculation is similar to the computation of the pro forma basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. Dilutive potential common shares include, if dilutive, the effect of outstanding stock options and non-vested restricted stock units of Schwab, as well as the common shares that have dilutive effect resulting from the replacement of TD Ameritrade’s employee equity awards, assuming the merger occurred on January 1, 2019. As the participation rights, including dividend and liquidation rights, are identical between the voting common stock and nonvoting common stock classes, basic and diluted earnings per share are the same for each class. Accordingly, the basic and diluted earnings per common share were not separately disclosed for each class in the Pro Forma Statement of Income.

(In Millions, Except Per Share Amounts)	Year Ended December 31, 2019
Basic EPS
Combined pro forma net income attributable to Schwab common stockholders	$5,273
Schwab historical weighted-average number of basic shares	1,311
Total common stock to be issued by Schwab	586

Pro forma weighted-average common shares outstanding	1,897

Basic EPS	$2.78

Diluted EPS
Combined pro forma net income attributable to Schwab common stockholders	$5,273
Pro forma weighted-average common shares outstanding	1,897
Schwab historical weighted-average number of dilutive shares	9
Dilutive effect from TD Ameritrade’s employee equity awards	2

Pro forma diluted weighted-average common shares outstanding	1,908

Diluted EPS	$2.76